FOR IMMEDIATE RELEASE

Contacts:

Julie Blunden
Vice President External Affairs
408-240-5577

Manny Hernandez
SunPower Corporation
408-240-5574

SunPower Announces 3-Gigawatt Silicon Supply Agreement with Jupiter, Qingdao DTK Industries Co., Ltd.

SAN JOSE, Calif., February 14, 2008 – SunPower Corporation (Nasdaq: SPWR), a Silicon Valley-based manufacturer of high-efficiency solar cells, solar panels and solar systems, today announced that it has signed a multi-year polysilicon supply agreement with Jupiter Corp., Ltd., a sales office of Qingdao DTK Industries Co., Ltd. (Jupiter, Qingdao DTK), a corporation based in China.

Starting in 2010 and continuing through 2016, SunPower has contracted to purchase increasing volumes of polysilicon from Jupiter, Qingdao DTK.  The agreement will provide polysilicon volumes sufficient to manufacture more than 3 gigawatts of solar cells based on SunPower’s expected silicon utilization during this period.  Jupiter, Qingdao DTK will build a new polysilicon manufacturing facility in Qingdao, China, in order to produce the polysilicon that will be supplied under the terms of this agreement.

“SunPower is pleased to partner with Jupiter, Qingdao DTK as it extends its expertise into polysilicon manufacturing,” said Tom Werner, CEO of SunPower.  “Jupiter, Qingdao DTK will provide polysilicon to our ingot suppliers, supporting our drive to scale rapidly and cost-effectively to meet the demand for our high-efficiency solar systems.”

“We are looking forward to our new partnership with SunPower that will help build a cleaner environment for future generations,” said Indi Sohal, CEO of Jupiter and Qingdao DTK Industries. We share Sunpower’s vision to expand the solar industry and make it the premier renewable energy choice.  Jupiter, Qingdao DTK is excited to support SunPower’s vision and to build a low cost polysilicon manufacturing solution in China.”

About SunPower
SunPower Corporation (Nasdaq: SPWR) designs, manufactures and delivers high-performance solar electric systems worldwide for residential, commercial and utility-scale power plant customers.  SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe and Asia. For more information, visit www.sunpowercorp.com.  SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

About Jupiter, Qingdao DTK Industries Co. Ltd.
Jupiter Corporation Ltd., a sales office of Qingdao DTK Industries Co. Ltd., is  awholly owned and operated European company belonging to the Sohal Family.  Affiliate companies include Chinese manufacturing plants which includes construction, uniform supply to the service industries and managed services for multinationals in Europe.  For more information visit www.gtk-global.com.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are statements that do not represent historical facts.  The company uses words such as "will," and similar expressions to identify forward-looking statements.  Forward-looking statements in this press release include, but are not limited to, the company’s plans and expectations regarding (a) Jupiter, Qingdao DTK is providing sufficient volumes of polysilicon starting in 2010 and continuing through 2016 to manufacture more than 3 gigawatts of solar cells based on the company’s expected silicon utilization during this period; (b) Jupiter, Qingdao DTK’s building a new polysilicon manufacturing facility in Qingdao, China, in order to produce the polysilicon that will be supplied under the terms of the agreement; and (c) Jupiter, Qingdao DTK’s providing polysilicon to the company’s ingot suppliers.  These forward-looking statements are based on information available to the company as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements.  Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control.  In particular, risks and uncertainties that could cause actual results to differ include risks associated with (i) Jupiter, Qingdao DTK’s ability to construct and operate a new polysilicon manufacturing facility in Qingdao China, (ii) Jupiter, Qingdao DTK’s ability to ramp production at a new facility as scheduled and deliver polysilicon as agreed; (iii) the company’s ability to ramp new production lines; (iv) the company’s ability to realize expected manufacturing efficiencies; (v) the company’s ability to reduce kerf loss and otherwise achieve anticipated reductions in silicon usage efficiency; (vi) production difficulties that could arise; (vii) the success of the company’s ongoing research and development efforts; (viii) the company’s ability to obtain adequate supply of polysilicon, ingots and wafers to manufacture the company’s products and the price the company pays for such materials; (ix) the potential renegotiation of or non-performance by parties to the company’s supply and customer contracts; (x) unforeseen manufacturing equipment delays at the company’s fabrication facilities and panel factories; and (xi) other risks described in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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SunPower is a registered trademark of SunPower Corporation. Cypress is a registered trademark of Cypress Semiconductor Corp.  All other trademarks are the property of their respective owners.